BankAmerica Corporation
      Charlotte, NC 28255
      Tel 704 386-5000

      BankAmerica Corporation
      Pricing Supplement No. 0207 Dated         Rule 424(b)(2)
      December 9, 1998 (To Prospectus dated     File number: 333-51367
      May 21, 1998 and Prospectus
      Supplement dated November 16, 1998)

      Senior Medium-Term Notes, Series H

      Due Nine Months or More From Date of Issue

      Principal Amount:                        $  40,000,000.00
      Issue Price:               99.820 %      $  39,928,000.00
      Commission or Discount:     0.218 %      $      87,200.00
      Proceeds to Corporation:   99.602 %      $  39,840,800.00

      Agent:                   Bear, Stearns & Co. Inc., as Agent

      Original Issue Date:     December 14, 1998

      Stated Maturity Date:    January 05, 2004

      Cusip #:                 06606N-AA-2

      Form:                    Book entry only

      Interest Rate:           5.300% Fixed

      Interest Payment Dates:  5th of January and July, commencing
                               July 5, 1999

      Discount Note?                                                   Yes

      May the Notes be redeemed by the Corporation prior to maturity?   No

      May tahe notes be repaid prior to maturity at the option
      of the holder?                                                    No